Exhibit 99.1
Velo3D Announces Fourth Quarter and Fiscal Year 2023 Financial Results
Successfully Executing on Strategic Realignment Priorities
Strategic Review Remains Ongoing – Board of Directors in Discussions with Multiple Parties to Maximize Stockholder Value

•Bookings recovery
◦As of March 26, 2024, total bookings of $15 million since mid-December 2023; >50% of orders from existing customers
•Successfully reduced quarterly operating expenses
◦Down >15% sequentially (excluding one-time charges)
◦Expect >30% reduction Q3 2023 through end of Q1 2024 in non-GAAP operating expenses
•Further expanded installed base - added 12 new customers in 2023 including 3 new defense customers
•Continued free cash flow progress – 35% year over year improvement, well positioned to achieve cash flow breakeven in the second half of FY 2024

FREMONT, Calif., March 26, 2024 - Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced financial results for its fourth quarter and fiscal year 2023 ended December 31, 2023.

“2023 was a transformational year for the company as we re-aligned our strategic and business priorities from driving revenue growth to ensuring customer success, improving system reliability and materially reducing our cost structure,” said Brad Kreger, CEO of Velo3D. “We are pleased with the significant progress we are making related to our key initiatives as we have significantly reduced our costs and materially improved our operational efficiency. Additionally, our new go to market approach is paying dividends as we have resumed our bookings growth, including signing a number of new, strategic customers in the defense industry with Kratos Defense and Bechtel Plant Machinery. I remain very excited about our market opportunities in 2024, especially in defense given the recent $825 billion Department of Defense funding approval. We have already received one purchase order tied to this approval and expect we will close additional orders by the end of the quarter as a result. I firmly believe the benefits from our re-alignment are just beginning.”

Key highlights related to the company’s strategic initiatives:
•Ensuring customer success / system reliability – reduced field issue resolution times by more than 45% since Q3 2023 and improved system uptime by 10%
•Increased revenue 1H24 visibility through bookings growth – as of March 26, 2024, booked >$15 million in new orders since mid-December, more than 50% of orders from existing customers
•Improved Sapphire printer quality – reduced system installation time by 40% over the last 6 months
•Improving cash flow – successfully reduced sequential operating expenses by >15%, expect sequentially quarterly improvement in free cash for FY 2024

“The entire Velo3D team remains focused on these four objectives and we’re beginning to see these changes yield results, including existing customers purchasing new systems. We believe this reflects their confidence in our technology as well as the success of our initiatives in improving customer satisfaction,” said Kreger. “We’re continuing to execute on our cost realignment programs to improve margins and cash flow, while prudently managing working capital. By doing so, we believe we are well positioned to profitably capitalize on the increasing industry demand for leading-edge additive manufacturing solutions.”

($ Millions, except percentages and per-share data)	4th Quarter 2023	3rd Quarter 2023	4th Quarter 2022	FY2023	FY2022
GAAP revenue	$1.8	$23.8	$29.8	$77.6	$80.8
GAAP gross margin	(>100)%	6.3%	5.9%	(33.7)%	3.6%
GAAP Net Income (Loss)[1]	$(58.2)	($17.4)	$22.6	$(135.0)	$10.0
GAAP Net Income (Loss) per diluted share	$(0.28)	($0.09)	$0.11	$(0.68)	$0.05

Non-GAAP Net Loss[2]	$(61.1)	($19.2)	($16.4)	$(117.4)	($83.0)
Non-GAAP Net Loss per diluted share[2]	$(0.29)	($0.10)	($0.08)	$(0.59)	($0.41)
Cash and investments	$31	$72	$80	$31	$80

Information about Velo3D’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release.
1.Reconciliations to U.S. generally accepted accounting principles (GAAP) financial measures are presented below under “Non-GAAP Financial Information”.
2.Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, fair value adjustments for the Company’s warrants, contingent earnout and debt derivative liabilities, and loss on extinguishment of debt in the three months ended December 31, 2023, September 30, 2023 and December 31, 2022 and years ended December 31, 2022 and 2023.

Summary of Fourth Quarter 2023 results
Revenue for the fourth quarter was $2 million and reflected a significant reduction in system shipments due to lower than planned bookings in the second half of 2023 and the company’s re-alignment transition. For fiscal year 2023, revenue was $77.6 million compared to $80.8 million in 2022. Given the decline in bookings and challenging industry conditions, the company successfully instituted a number of strategic sales initiatives in the fourth quarter to drive bookings growth. As a result of the successful execution of these initiatives, as of March 26, 2024, the company has booked more than $15 million in new orders since mid-December 2023.

Gross margin for the fourth quarter was a negative 1,857%, primarily driven by reduced system volume, inventory valuation charges and costs associated with the company’s re-alignment initiatives. The company expects positive gross margin in the first quarter given improvements in its system balance of material costs, benefits from its new long term supply contracts and overall improvements in operating and manufacturing efficiency.

Operating expenses for the fourth quarter were $24.5 million compared to $26.7 million in the third quarter of 2023. Fourth quarter operating expenses include one-time charges totaling $4.7 million related to the company's re-alignment initiatives including a $2.4 million inventory reserve charge and $2.3 million in severance and other costs related to its recent reduction in force. Non-GAAP operating expenses, which excludes the company’s re-alignment charges and stock-based compensation expense of $3.4 million, was $16.5 million, down approximately 17% sequentially. The company expects non-GAAP quarterly operating expenses to decline by more than 30% in the first quarter of 2024 compared to the third quarter of 2023 as a result of the company’s realignment programs.

Net loss for the quarter was $58.2 million and reflected a gain of $27.6 million on the fair value of warrants, contingent earnout and debt derivative liabilities. Additionally, net loss for the quarter included a $19.2 million loss on the extinguishment of the company’s convertible debt that was exchanged in the fourth quarter. Non-GAAP net loss, which excludes, among other items, the gain on fair value of warrants, contingent earnout and debt derivative liabilities and the loss on debt extinguishment as well as stock-based compensation expense, was $61.1 million in the three months ended December 31, 2023. Adjusted EBITDA for the quarter, excluding the same metrics, was a loss of $51.5 million. For more information regarding the company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

The company ended the quarter with $31 million in cash and investments. Also, as a result of its re-alignment initiatives, the company recorded a $27 million non-cash charge related to the valuation of its inventory during the quarter. Fourth quarter free cash flow, excluding financing activities, was in line company's forecasts and improved 35% on a year over year basis. The company expects sequential quarterly improvement in cash flow in 2024.

Guidance
The company expects sequential improvement in revenue, gross margin and operating expenses on a quarterly basis in 2024. The company also believes the continued execution on its realignment strategy will enable it to reach its goal of free cash flow breakeven in the second half of 2024.

For the fiscal year 2024, the company’s guidance is as follows:
•Revenue in the range of $80 million to $95 million
•Gross margin in the range of 20% to 30% with fourth quarter 2024 gross margin of approximately 30%, excluding non-recurring charges related to its cost reduction initiatives

The company will host a conference call for investors this afternoon to discuss its fourth quarter 2023 financial results at 2:00 p.m. Pacific Time. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at ir.velo3d.com.

About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2023. For more information, please visit Velo3D.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.
###

Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:
Velo3D
Dan Sorensen, Senior Director of PR
dan.sorensen@velo3d.com

Amounts herein pertaining to December 31, 2023 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the three months ended December 31, 2023 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

Forward-Looking Statements:
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s guidance for the fourth quarter and full year 2023 (including the company’s estimates for revenue, and gross margin), the company's expectations regarding its ability to reach free cash flow break even by the second quarter of 2024, the company’s expectations regarding its ability to achieve profitability by 2024, the company's strategic realignment and initiatives (including the company's plans and targets for non-GAAP operating expense reduction and bookings growth), the company’s expectations regarding its liquidity and capital requirements, and the company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “FY 2022 10-K”), which was filed by the company with the SEC on March 20, 2023 and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the company to execute its business plan, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) changes in the applicable laws or regulations; (3) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of the global COVID-19 pandemic; and (5) other risks and uncertainties indicated from time to time described in the FY 2023 10-K, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The company uses non-GAAP financial measures to help it make strategic decisions, establish budgets and operational goals for managing its business, analyze its financial results and evaluate its performance. The company also believes that the presentation of these non-GAAP financial measures in this release provides an additional tool for investors to use in comparing the company’s core business and results of operations over multiple periods. However, the non-GAAP financial measures presented in this release may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States (“GAAP”).

The information in the table below sets forth the non-GAAP financial measures that the company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “EBITDA”, “Adjusted EBITDA”, “Adjusted EBITDA excluding merger costs and loss on convertible note extinguishment” and “Non-GAAP Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, EBITDA, Adjusted EBITDA, and Non-GAAP Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the company's business.

The following tables reconcile Net income (loss) to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Non-GAAP Operating Expenses during the three months ended December 31, 2023, September 30, 2023, December 31, 2022 and September 30, 2022, fiscal year 2023 and fiscal year 2022 ended December 31, 2023 and December 31, 2022:

Velo3D, Inc.
NON-GAAP Net Loss Reconciliation
(Unaudited)

	Three months ended				Year ended				Three months ended
	December 31,		December 31,		December 31,		December 31,		September 30,		September 30,
	2023		2022		2023		2022		2023		2022
	(In thousands, except for percentages)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$1,806	100%	$29,780	100%	$77,562	100%	$80,757	100%	$23,808	100%	$19,115	100%
Gross profit	(33,541)	(1857.2)%	1,768	5.9%	(26,148)	(33.7)%	2,894	3.6%	1,488	6.3%	(121)	(0.6)%
Net income (loss)	$(58,225)	(3224.0)%	$22.607	75.9%	$(135,020)	(174.1)%	$10,020	12.4%	$(17,396)	(73.1)%	$(75,195)	(393.4)%
Stock-based compensation	5,445	301.5%	5,058	17.0%	24,931	32.1%	20,148	24.9%	6,716	28.2%	5,157	27.0%
(Gain) loss on fair value of warrants	(2,473)	(136.9)%	(8,090)	(27.2)%	(2,338)	(3.0)%	(19,129)	(23.7)%	(1,587)	(6.7)%	6,612	34.6%
(Gain) loss on fair value of contingent earnout liabilities	(12,958)	(717.5)%	(35,963)	(120.8)%	(15,958)	(20.6)%	(94,073)	(116.5)%	(10,810)	(45.4)%	40,885	213.9%
(Gain) loss on fair value of debt derivative	(12,133)	(671.8)%	—	—%	(8,485)	(10.9)%	—	—%	3,648	15.3%	—	—%
Loss on extinguishment of debt	19,197	1063.0%	—	—%	19,450	25.1%	—	—%	253	1.1%	—	—%
Non-GAAP Net loss	$(61,147)	(3385.8)%	$(16,388)	(55.0)%	$(117,420)	(151.4)%	$(83,034)	(102.8)%	$(19,176)	(80.5)%	$(22,541)	(117.9)%

Velo3D, Inc.
NON-GAAP Adjusted EBITDA Reconciliation
(Unaudited)

	Three months ended				Year ended				Three months ended
	December 31,		December 31,		December 31,		December 31,		September 30,		September 30,
	2023		2022		2023		2022		2023		2022
	(In thousands, except for percentages)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$1,806	100%	$29,780	100%	$77,562	100%	$80,757	100%	$23,808	100%	$19,115	100%
Net income (loss)	$(58,225)	(3224.0)%	$22,607	75.9%	$(135,020)	(174.1)%	$10,020	12.4%	$(17,396)	(73.1)%	$(75,195)	(393.4)%
Interest expense	8,051	445.8%	10	—%	9,722	12.5%	372	0.5%	1,107	4.6%	129	0.7%
Tax expense	—	—%	—	—%	—	—%	—	—%	—	—%	—	—%
Depreciation and amortization	1,641	90.9%	1,962	6.6%	6,157	7.9%	5,290	6.6%	1,490	6.3%	1,220	6.4%
EBITDA	(48,533)	(2687.3)%	24,579	82.5%	(119,141)	(153.6)%	15,682	19.4%	(14,799)	(62.2)%	(73,846)	(386.3)%
Stock-based compensation	5,445	301.5%	5,058	17.0%	24,931	32.1%	20,148	24.9%	6,716	28.2%	5,157	27.0%
(Gain) loss on fair value of warrants	(2,473)	(136.9)%	(8,090)	(27.2)%	(2,338)	(3.0)%	(19,129)	(23.7)%	(1,587)	(6.7)%	6,612	34.6%
(Gain) loss on fair value of contingent earnout liabilities	(12,958)	(717.5)%	(35,963)	(120.8)%	(15,958)	(20.6)%	(94,073)	(116.5)%	(10,810)	(45.4)%	40,885	213.9%
(Gain) loss on fair value of debt derivative	(12,133)	(671.8)%	—	—%	(8,485)	(10.9)%	—	—%	3,648	15.3%	—	—%
Loss on extinguishment of debt	19,197	1063.0%	—	—%	19,450	25.1%	—	—%	253	1.1%	—	—%
Adjusted EBITDA	$(51,455)	(2849.1)%	$(14,416)	(48.4)%	$(101,541)	(130.9)%	$(77,372)	(95.8)%	$(16,579)	(69.6)%	$(21,192)	(110.9)%

Velo3D, Inc.
NON-GAAP Adjusted Operating Expenses Reconciliation
(Unaudited)

	Three months ended				Year ended				Three months ended
	December 31,		December 31,		December 31,		December 31,		September 30,		September 30,
	2023		2022		2023		2022		2023		2022
	(In thousands, except for percentages)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$1,806	100%	$29,780	100%	$77,562	100%	$80,757	100%	$23,808	100%	$19,115	100%
Operating expenses
Research and development	9,211	510.0%	7,828	26.3%	42,031	54.2%	46,266	57.3%	9,819	41.2%	12,558	65.7%
Selling and marketing	5,175	286.5%	6,043	20.3%	23,229	29.9%	23,907	29.6%	5,772	24.2%	5,632	29.5%
General and administrative	10,158	562.5%	9,791	32.9%	41,727	53.8%	36,982	45.8%	11,118	46.7%	9,642	50.4%
Total operating expenses	24,544	1359.0%	23,662	79.5%	106,987	137.9%	107,155	132.7%	26,709	112.2%	27,832	145.6%
Stock-based compensation in operating expense	3,387	187.5%	5,058	17.0%	22,873	29.5%	20,148	24.9%	6,716	28.2%	5,157	27.0%
Adjusted operating expenses	$21,157	1171.5%	$18,604	62.5%	$84,114	108.4%	$87,007	107.7%	$19,993	84.0%	$22,675	118.6%

Velo3D, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended			Year ended
	December 31,	September 30,	December 31,	December 31,		December 31,
	2023	2023	2022	2023		2022
Revenue
3D Printer	$(136)	$21,428	$27,010	$69,057		$71,346
Recurring payment	535	531	1,119	1,676		4,161
Support services	1,407	1,849	1,651	6,829		5,250
Total Revenue	1,806	23,808	29,780	77,562		80,757
Cost of revenue
3D Printer	32,473	20,273	25,567	94,448		68,253
Recurring payment	398	111	553	1,291		2,612
Support services	2,476	1,936	1,892	7,971		6,998
Total cost of revenue	35,347	22,320	28,012	103,710		77,863
Gross profit	(33,541)	1,488	1,768	(26,148)		2,894
Operating expenses
Research and development	9,211	9,819	7,828	42,031		46,266
Selling and marketing	5,175	5,772	6,043	23,229		23,907
General and administrative	10,158	11,118	9,791	41,727		36,982
Total operating expenses	24,544	26,709	23,662	106,987		107,155
Loss from operations	(58,085)	(25,221)	(21,894)	(133,135)		(104,261)
Interest expense	(8,051)	(1,107)	(10)	(9,722)		(372)
Gain on fair value of warrants	2,476	1,587	8,090	2,338		19,129
Gain on fair value of contingent earnout liabilities	12,958	10,810	35,963	15,958		94,073
Gain (loss) on fair value of debt derivatives	12,133	(3,648)	—	8,485		—
Loss on debt extinguishment	(19,197)	(253)	—	(19,450)		—
Other income (loss), net	(459)	436	458	506		1,451
Income (loss) before provision for income taxes	(58,225)	(17,396)	22,607	(135,020)		10,020
Provision for income taxes	—	—	—	—		—
Net income (loss)	$(58,225)	$(17,396)	$22,607	$(135,020)		$10,020

Net income (loss) per share:
Basic	$(0.28)	$(0.09)	$0.12	$(0.68)		$0.05
Diluted	$(0.28)	$(0.09)	$0.11	$(0.68)		$0.05
Shares used in computing net income (loss) per share:
Basic	207,869,092	197,833,109	186,491,083	197,358,751	—	185,079,101
Diluted	207,869,092	197,833,109	202,704,021	197,358,751		202,174,903

Net income (loss)	$(58,225)	$(17,396)	$22,607	$(135,020)		$10,020
Net unrealized holding loss on available-for-sale investments	156	149	298	741		(823)
Other comprehensive income (loss)	$(58,069)	$(17,247)	$22,905	$(134,279)		$9,197

Velo3D, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$24,494	$31,983
Short-term investments	6,621	48,214
Accounts receivable, net	9,583	9,185
Inventories	60,816	71,202
Contract assets	14,797	6,805
Prepaid expenses and other current assets	4,000	5,533
Total current assets	120,311	172,922
Property and equipment, net	16,326	19,812
Equipment on lease, net	6,667	9,070
Other assets	14,203	23,310
Total assets	$157,507	$225,114
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,854	$12,207
Accrued expenses and other current liabilities	6,491	15,877
Debt – current portion	20,632	2,775
Contract liabilities	5,135	15,194
Total current liabilities	48,112	46,053
Long-term debt – less current portion	12,500	5,422
Contingent earnout liabilities	1,456	17,414
Warrant liabilities	11,835	2,745
Other noncurrent liabilities	13,094	12,634
Total liabilities	86,997	84,268
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value – 500,000,000 shares authorized at December 31, 2023 and 2022, respectively, 258,418,695 and 187,561,368 shares issued and outstanding as of December 31, 2023 and 2022, respectively	2	2
Additional paid-in capital	425,471	361,528
Accumulated other comprehensive loss	(96)	(837)
Accumulated deficit	(354,867)	(219,847)
Total stockholders’ equity	70,510	140,846
Total liabilities and stockholders’ equity	$157,507	$225,114

Velo3D, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Year ended
	December 31,	December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(135,020)	$10,020
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	11,538	5,290
Stock-based compensation	24,931	20,148
Gain on fair value of warrants	(2,338)	(19,129)
Gain on fair value of contingent earnout liabilities	(15,958)	(94,073)
Gain on fair value of debt derivatives	(8,485)	—
Loss on debt extinguishment	19,450	—
Non-cash cost of issuance of common stock warrants	1,357	—
Realized loss on available for sale securities	14	—
Changes in assets and liabilities
Accounts receivable	(398)	3,593
Inventories	14,506	(47,017)
Contract assets	(7,992)	(6,531)
Prepaid expenses and other current assets	2,795	6,142
Other assets	9,264	(1,241)
Accounts payable	2,211	2,341
Accrued expenses and other liabilities	(9,038)	6,362
Contract liabilities	(10,059)	(7,058)
Other noncurrent liabilities	592	(2,809)
Net cash used in operating activities	(102,630)	(123,962)
Cash flows from investing activities
Purchase of property and equipment	(1,046)	(13,822)
Production of equipment for lease to customers	(2,942)	(5,595)
Purchases of available-for-sale investments	(3,655)	(87,655)
Sales of available for sale securities	10,664	—
Proceeds from maturities of available-for-sale investments	35,092	54,050
Net cash used in investing activities	38,113	(53,022)
Cash flows from financing activities
Proceeds from loan refinance, net of issuance costs	—	6,664
Repayment of loans in connection with loan refinance	—	(8,089)
Proceeds from ATM offering, net of issuance costs	22,805	—
Proceeds from revolver facility	14,000	—
Proceeds from capital raise, net of issuance costs	16,287	—
Repayment of revolver facility	(17,000)	—
Repayment of property and equipment loan	(6,956)	(889)
Proceeds from equipment loans	1,600	2,400
Repayment of notes	(40,000)	—
Proceeds from notes, net of issuance costs	65,736	—
Issuance of common stock upon exercise of stock options	561	1,256
Net cash provided by financing activities	57,033	1,342
Effect of exchange rate changes on cash and cash equivalents	(5)	23

Net change in cash and cash equivalents	(7,489)		(175,619)
Cash and cash equivalents and restricted cash at beginning of period	32,783		208,402
Cash and cash equivalents and restricted cash at end of period	$25,294		$32,783

Supplemental disclosure of cash flow information
Cash paid for interest	$9,722		$372
Supplemental disclosure of non-cash information
Unpaid liabilities related to property and equipment	92		—
Equipment for lease to customers returned to inventory	4,153		2,619
Issuance of common stock warrants in connection with capital raise	11,428	—	—
Issuance of common stock warrants in connection with financing	—		170

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets to the total of such amounts shown on the consolidated statements of cash flows:

	Year ended
	December 31,	December 31,
	2023	2022

Cash and cash equivalents	$24,494	$31,983
Restricted cash (Other assets)	800	800
Total cash and cash equivalents, and restricted cash	$25,294	$32,783